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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                February 26, 2003
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                        (Date of earliest event reported)


                        FIRST COMMUNITY BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


          Nevada                         0-19297                 55-0694814
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)


P.O. Box 989, Bluefield, Virginia                               24605-0989
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(Address of principal executive offices)                        (Zip Code)


                                 (276) 326-0000
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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   (Former name, former address and former fiscal year, if changed since last report)



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ITEM 5.  OTHER EVENTS


                  On February 25, 2003, First Community Bancshares, Inc. (the "Company"), its wholly owned subsidiary, First Community Bank, National Association ("First Community Bank") and The CommonWealth Bank, a Virginia-chartered commercial bank ("CommonWealth Bank"), entered into an Amendment to the Agreement and Plan of Merger that amended the Agreement and Plan of Merger, dated as of January 27, 2003, among the parties, pursuant to which CommonWealth Bank will merge with and into First Community Bank, with First Community Bank as the surviving corporation (the "Merger").

                  As amended, the Agreement and Plan of Merger will permit CommonWealth Bank stockholders to elect to have up to 50% of their outstanding shares converted into the right to receive cash, instead of 40% as set forth in the original agreement. The total consideration for the Merger has not changed. The Merger is expected to close during the second quarter of the calendar year 2003, pending the receipt of all necessary approvals and the approval of CommonWealth Bank's shareholders.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  The following exhibits are included with this Report:

 Exhibit 2.1 Amendment to Agreement and Plan of Merger, dated as of February 25, 2003, among First Community Bancshares, Inc., First Community Bank, National Association and The CommonWealth Bank.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             FIRST COMMUNITY BANCSHARES, INC.


                                             By: /s/ Robert L. Schumacher
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                                                  Robert L. Schumacher
                                                  Senior Vice President and
                                                    Chief Financial Officer

  Date:    February 26, 2003.